ALLONGE AMENDMENT

ALLONGE AMENDMENT TO MULTIBAND SECURED PROMISSORY NOTE DATED JANUARY 2, 2008 IN THE PRINCIPAL AMOUNT OF $40,200,000 (the "Note") made by Multiband Corporation ("Multiband") payable to the order of DirecTECH Holding Company, Inc. (the "Lender").

Multiband and the Lender hereby agree that the Note is amended to correct the following scrivener errors: (a) the date of the Note is changed from "January 2, 2008" to "January 1, 2009.

This Allonge Amendment shall be attached to the Note described above and is hereby made a part thereof.

Dated: May 27, 2009

MULTIBAND CORPORATION

By: [signature]

Name: James Mandel

Title: CEO

DIRECTECH HOLDING COMPANY, INC.

By: [signature]

Name:

Title: Authorized Officer

THIS MULTIBAND SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY DIRECTECH HOLDING COMPANY, INC. AND CERTAIN OTHER PARTIES IN FAVOR OF CONVERGENT CAPITAL PARTNERS I, L.P. DATED AS OF JANUARY 2, 2009.

$40,200,000 January 2, 2008

MULTIBAND SECURED PROMISSORY NOTE

1. Agreement to Pay. FOR VALUE RECEIVED, Multiband Corporation, a Minnesota corporation ("Multiband") (the "**Borrower**") hereby promise to pay to the order of DirecTECH Holding Company, Inc., a Delaware corporation ("**DTHC**"), its successors and assigns (the "Lender"), the principal sum of Forty Million Two Hundred Thousand and No/100 Dollars ($40,200,000.00) ("Multiband Secured Promissory Note"), or so much thereof that may be advanced pursuant to that certain Stock Purchase Agreement, dated November 3, 2008, as amended on December 30, 2008, by and among Multiband, DTHC, BAS MATTINGLY MASTER, LLC, a Delaware limited liability company ("**BMM**"), BERNARD J. SCHAFER TRUST, LLC, a Delaware limited liability company ("**Schafer**"), BUILDING BLOCKS FAMILY TRUST, LLC, a Delaware limited liability company ("**Block**"), and the DirecTECH Holding Company Employee Stock Ownership Trust (the "**ESOT**") (the "Stock Purchase Agreement"), at the place and in the manner hereinafter provided, together with interest thereon at the rate or rates described below, and any and all other amounts which may be due and payable hereunder from time to time. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Stock Purchase Agreement.

2. Interest Rate.

2.1 **Interest Prior to Default.** Interest shall accrue on the outstanding principal balance of this Multiband Secured Promissory Note from the date hereof through December 31, 2012 (the "Multiband Secured Promissory Note Maturity Date") at a rate of eight and 25/100 percent (8.25%) per annum; provided that on and after December 31, 2009, the interest rate shall increase under the circumstances and in the manner described in Section 2.4 below.

2.2 **Interest After Default.** From and after the Multiband Secured Promissory Note Maturity Date or upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the balance of principal remaining unpaid during any such period at an annual rate interest rate provided in Section 2.1 (incluidng

any increased interest pursuant to Section 2.4 below) plus two percentage points (2%) (the "Default Rate"); provided, however, in no event shall the Default Rate exceed the maximum rate permitted by applicable law. The interest accruing under this paragraph shall be immediately due and payable by the Borrower to the holder of this Multiband Secured Promissory Note upon demand and shall be additional indebtedness evidenced by this Multiband Secured Promissory Note.

2.3 **Interest Calculation.** Interest on this Multiband Secured Promissory Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed in any portion of a month in which interest is due.

2.4 **Interest Prior to Multiband's Purchase of Remaining 20% Equity in DTHC Operating Entities.** If for any reason Multiband does not or is unable to obtain shareholder approval of the issuance of the Multiband Series J Preferred Stock to DTHC or otherwise does not issue the Multiband Series J Preferred Stock to DTHC on or before December 31, 2009 (as contemplated by the Stock Purchase Agreement), the interest rate on this Multiband Secured Promissory Note issued by Multiband as a portion of the Multiband Cash and Promissory Note Consideration (described in the Stock Purchase Agreement) shall be adjusted upwards by two percentage points (2%) per calendar quarter, beginning January 1, 2010, until Multiband purchases the Supplemental DTHC Operating Entities' Stock and issues the Multiband Series J Preferred Stock to DTHC. Notwithstanding any of the above, the interest rate on the Multiband Secured Promissory Note shall never exceed a per annum interest rate of eighteen percent (18%) (or twenty percent (20%) in the event that a Default Rate is in effect).

3. <u>Payment Terms</u>.

3.1 **Scheduled Principal and Interest.** Payments of principal and interest due under this Multiband Secured Promissory Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

(a) Mutliband shall repay the outstanding principal balance of this Multiband Secured Promissory Note in one principal installment in the amount of Forty Million Two Hundred Thousand and No/100 Dollars ($40,200,000.00), together with an additional amount representing accrued and unpaid interest on the principal amount of this Multiband Secured Promissory Note outstanding as set forth above, on December 31, 2012. Any portion of the principal balance of this Multiband Secured Promissory Note which is repaid in accordance with this Section 3.1(a) may not be borrowed again. Five Million Five Hundred Thousand and No/100 Dollars ($5,500,000.00) of the Multiband Secured Promissory Note shall be repaid in the manner provided for in Sections 9.7 and 9.8 of the Stock Purchase Agreement.

(b) The unpaid principal balance of this Multiband Secured Promissory Note, if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon and any other amounts due and payable hereunder or under any other Loan Documents, shall be due and

payable in full on the Multiband Secured Promissory Note Maturity Date.

(c) Multiband shall pay interest to DTHC on this Multiband Secured Promissory Note on a quarterly basis until the Multiband Secured Promissory Note Maturity Date at the interest rate provided for in Section 2. of this Multiband Secured Promissory Note, with the first such interest payment due and payable on April 1, 2009.

3.2 **Prepayment.**

(a) This Multiband Secured Promissory Note may not be prepaid, either in whole or in part, without penalty or premium, at any time and from time to time, without the prior written consent of the Lender.

(b) Any portion of the principal balance of this Multiband Secured Promissory Note which is repaid in accordance with this Section 3.2 may not be borrowed again.

3.3 **Application of Payments.** All payments and prepayments on account of the indebtedness evidenced by this Multiband Secured Promissory Note shall be applied in accordance with the terms and provisions of the Stock Purchase Agreement.

3.4 **Method of Payments.** All payments of principal and interest hereunder shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as the Lender or the legal holder or holders of this Multiband Secured Promissory Note may from time to time appoint in the payment invoice or otherwise in writing, and in the absence of such appointment, then at the offices of the Lender at 33 West 2nd Street, Suite 504 Maysville, KY 41056. Payment made by check shall be deemed paid on the date that the Lender receives such check; provided, however, that if such check is subsequently returned to the Lender, unpaid due to insufficient funds or otherwise, the payment shall not be deemed to have been made and shall continue to bear interest until collected.

3.5 **Late Charge.** If any payment of interest or principal due hereunder is not made within ten (10) days after such payment is due in accordance with the terms hereof, then, the default rate of interest specified herein shall apply.

4. **Security**. This Multiband Secured Promissory Note is secured by (a) a pledge of all of the issued and outstanding capital stock of DTSW, DTNE, JBM, DTDC, and MMT (the "DTHC Operating Entities") by Multiband to DTHC pursuant to that certain Loan and Stock Pledge Agreement to be executed by DTHC and Multiband at or before the Closing (as defined in the Stock Purchase Agreement); including the 51% of MMT's common stock that Multiband previously acquired; (b) a first-priority, perfected security interest in all the assets of the the DTHC Operating Entities; and (c) a Guaranty by Multiband and the DTHC Operating Entities in favor of DTHC. Reference is hereby made to the Stock Purchase Agreement, the Loan and Stock Pledge Agreement, and

the other Loan Documents (which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a statement of the covenants and agreements of the Borrower, a statement of the Lender's rights, remedies and security afforded thereby, and all matters therein contained with respect to the above collateral.

5. **Events of Default**. The occurrence of any one or more of the Events of Default under the Stock Purchase Agreement or the Loan and Stock Pledge Agreement shall constitute an "Event of Default" under this Multiband Secured Promissory Note.

6. **Remedies**. At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Multiband Secured Promissory Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occurrence of any Event of Default that is continuing. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Multiband Secured Promissory Note, the Stock Purchase Agreement, the Loan and Stock Pledge Agreement, and in all of the other related Loan Documents are cumulative and concurrent, and may be pursued singly, successively or together against the Borrower and any security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect this Multiband Secured Promissory Note or any part hereof, the Borrower promises and agrees to pay all reasonable costs of collection, including reasonable attorneys' fees and court costs.

7. **Covenants and Waivers.** The Borrower and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, expressly agree hereby to be jointly and severally bound, and jointly and severally: (i) waive and renounce any and all homestead, redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Multiband Secured Promissory Note or by any extension or renewal hereof; (ii) upon an Event of Default that is continuing, waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) except as expressly provided in the Loan Documents, and upon an Event of Default that is continuing, waive any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of the Borrower or any guarantor, endorser or obligor with respect to the obligations evidenced by this Multiband Secured Promissory Note shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by the Lender to any of them with respect hereto; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Lender with

respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of the Borrower, any guarantor and all others now liable for all or any part of the obligations evidenced hereby.

8. **Other General Agreements.**

8.1 The Borrower agrees that this Multiband Secured Promissory Note is an exempted transaction under the Truth in Lending Act, 15 U.S.C., Section 1601, et seq.

8.2 Time is of the essence hereof.

8.3 This Multiband Secured Promissory Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Delaware (without giving effect to Delaware conflict of laws principles). This Multiband Secured Promissory Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

8.4 The Lender shall not be construed for any purpose to be a partner, joint venturer, agent or associate of the Borrower or of any lessee, operator, concessionaire or licensee of the Borrower in the conduct of its business, and by the execution of this Multiband Secured Promissory Note, the Borrower jointly and severally agree to indemnify, defend, and hold the Lender harmless from and against any and all damages, costs, expenses and liability that may be incurred by the Lender as a result of a claim that the Lender is such partner, joint venturer, agent or associate.

8.6 If any provision of this Multiband Secured Promissory Note is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Borrower and the Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

8.7 If the interest provisions herein or in any of the Loan Documents shall result, at any time during the time this Multiband Secured Promissory Note remains outstanding, in an effective rate of interest which, for any month, exceeds the limit of usury or other laws applicable to this Multiband Secured Promissory Note, all sums in excess of those lawfully collectible as interest of the period in question shall, without further agreement or notice between or by any party hereto, be applied upon

principal immediately upon receipt of such monies by the Lender, with the same force and effect as though the payer has specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a premium-free prepayment. Notwithstanding the foregoing, however, the Lender may at any time and from time to time elect by notice in writing to the Borrower to reduce or limit the collection to such sums which, when added to the said first-stated interest, shall not result in any payments toward principal in accordance with the requirements of the preceding sentence. In no event shall any agreed to or actual exaction as consideration for this Multiband Secured Promissory Note transcends the limits imposed or provided by the law applicable to this transaction or the makers hereof in the jurisdiction in which the Borrower are located for the use or detention of money or for forbearance in seeking its collection.

8.8 The Lender may at any time assign its rights in this Multiband Secured Promissory Note and the Loan Documents, or any part thereof and transfer its rights in any or all of the collateral, and the Lender thereafter shall be relieved from all liability with respect to such collateral. In addition, the Lender may at any time sell one or more participations in this Multiband Secured Promissory Note. Furthermore, the Lender shall be entitled to grant a security interest in and to this Multiband Secured Promissory Note, the Stock Purchase Agreement, the Loan and Stock Pledge Agreement, and any of the Loan Documents and the assignee shall be entitled to exercise any and all rights of the Lender hereunder upon the enforcement of its security interest. The Borrower may not assign their respective interests in this Multiband Secured Promissory Note, or any other agreement with the Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Lender.

9. Notices. All notices required under this Multiband Secured Promissory Note will be in writing and will be transmitted in the manner and to the addresses or facsimile numbers required by the Stock Purchase Agreement, or to such other addresses or facsimile numbers as the Lender and the Borrower may specify from time to time in writing.

10. Consent to Jurisdiction. TO INDUCE THE LENDER TO ACCEPT THIS MULTIBAND SECURED PROMISSORY NOTE, THE BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS ARISING, DIRECTLY OR INDIRECTLY, AS A RESULT OR CONSEQUENCE OF THIS MULTIBAND SECURED PROMISSORY NOTE, SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN THE STATE OF DELAWARE. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SUCH STATE, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

11. Waiver of Jury Trial. THE BORROWER AND THE LENDER (BY ACCEPTANCE OF THIS MULTIBAND SECURED PROMISSORY NOTE), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO

ENFORCE OR DEFEND ANY RIGHTS UNDER THIS MULTIBAND SECURED PROMISSORY NOTE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS MULTIBAND SECURED PROMISSORY NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[Signature on Next Page]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Multiband Secured Promissory Note as of the day and year first written above.

BORROWER:

MULTIBAND CORPORATION,
a Minnesota corporation

By: ______________________________
James L. Mandel
Its: CEO